SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

U.S. Home Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

U.S. Home Systems, Inc.

405 State Highway 121 Bypass

Building A, Suite 250

Lewisville, Texas 75067

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

April 28, 2006

Dear Stockholder:

This year’s annual stockholders’ meeting will be held at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067 at 10:00 a.m., central daylight time, on Friday, June 2, 2006.

The enclosed materials include the notice of annual meeting, the proxy statement describing the business to be transacted at the meeting and a proxy card for you to complete and return to us.

We will be reporting on the company’s activities, and you will have an opportunity to ask questions about our operations. We hope you are planning to attend the annual meeting personally, and we look forward to seeing you. However, it is important that your shares be represented at the annual meeting whether or not you are able to attend in person. Accordingly, please return the enclosed proxy card as soon as possible to ensure your shares are represented. If you do attend the annual meeting, you may, of course, withdraw your proxy if you want to vote in person.

On behalf of our board of directors and our management, we would like to thank you for your continued support and confidence.

Sincerely yours,

/s/ Murray H. Gross	/s/ Robert A. DeFronzo
Murray H. Gross	Robert A. DeFronzo
Chairman of the Board	Secretary
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 2, 2006

We will hold this year’s annual stockholders’ meeting on Friday, June 2, 2006, at 10:00 a.m. central daylight time at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067.

At the meeting, we will ask you to consider and vote on the following proposals:

1.	To elect five directors to serve until the next annual meeting or until their successors are elected and qualified, and

2.	To consider and vote on any other business that is properly brought before the meeting and any adjournments thereof.

If you were a stockholder at the close of business on April 21, 2006, you are entitled to receive notice of, and vote at, the annual meeting and any adjournments thereof.

It is important that your shares be represented at the annual meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. If you attend the annual meeting, you may revoke your proxy and vote in person. To help us prepare properly for your attendance at the annual meeting, we ask that you indicate on your proxy card whether you plan to attend the meeting.

By Order of the Board of Directors,

/s/ Robert A. DeFronzo
Robert A. DeFronzo
Secretary

Lewisville, Texas

April 28, 2006

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 2, 2006

We are providing this notice of annual meeting, proxy statement and proxy card to our stockholders in connection with the solicitation of proxies by our board of directors for use at our 2006 annual meeting of stockholders to be held at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067 on Friday, June 2, 2006, at 10:00 a.m. central daylight time and at any adjournments or postponements thereof.

On or about April 28, 2006, we will begin mailing the proxy materials to everyone who was a stockholder of record on April 21, 2006. If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you received.

At the annual meeting, our stockholders will be asked to consider and vote on the following: (1) the election of five directors to serve until the next annual meeting or until their successors are duly elected and qualified; and (2) the transaction of such business as may properly come before the meeting or any adjournment thereof.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Voting Securities

All stockholders of record at the close of business on April 21, 2006 are entitled to vote on matters presented at the annual meeting or any adjournments thereof. At the close of business on April 21, 2006, there were 8,150,418 shares of our common stock issued and outstanding and entitled to vote.

Election of Directors

Votes may be cast in favor of, or withheld from, a director nominee. Votes that are withheld from any director nominee will be counted in determining whether a quorum has been reached but will not affect the outcome of the vote. At least one-third of our outstanding shares of common stock must be represented at the meeting for a quorum.

Assuming a quorum is present, nominees must receive the affirmative vote of a plurality of the votes cast in order to be elected director. A plurality means receiving more votes than any opposing candidate regardless of whether that is a majority of the votes cast.

In the election of directors, stockholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this proxy statement.

Other Matters

Any other matters that may properly come before the annual meeting will be determined by the affirmative vote of a majority of our common stock represented at the annual meeting and entitled to vote, assuming a quorum is present.

Stockholder Voting

In lieu of voting in person at the annual meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed envelope. We encourage you to complete and submit the proxy card even if you plan to attend the annual meeting in person.

Please understand that voting by means of the proxy card has the effect of appointing Murray H. Gross, our chairman and chief executive officer, and Robert A. DeFronzo, our secretary, as your proxies. They are required to vote on the proposals described in this proxy statement exactly as you have voted. However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Messrs. Gross and DeFronzo will be authorized to use their discretion to vote such issues on your behalf.

Abstentions

Any stockholder who is present at the annual meeting, either in person or by proxy, but who abstains from voting, will still be counted for purposes of determining whether a quorum exists. An abstention will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares entitled to vote at the annual meeting. An abstention will not be counted as an affirmative or negative vote in the election of the directors.

Broker “Non-Votes”

If your shares are in a brokerage account and you do not vote, your brokerage firm could (1) vote your shares, if permitted by applicable rules, or (2) leave your shares unvoted. Under applicable rules, brokers who hold shares in street name have the authority to vote routine matters, such as the election of directors, as recommended by the board if they do not receive contrary voting instructions from the beneficial owners. However, brokers do not have the authority to vote on non-routine matters requiring approval of a majority of the shares present and entitled to vote, unless they have received voting instructions from the beneficial owners.

Such broker non-votes are considered present and are counted in determining the existence of a quorum, but will not be counted in determining the number of votes cast for a proposal. Therefore, broker non-votes will not impact the outcome of the vote on any proposal.

Revocability of Proxies

You may revoke your proxy at any time before the annual meeting for any reason. To revoke your proxy before the meeting, write to our secretary, Robert A. DeFronzo, at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067. You may also come to the annual meeting and change your vote in writing. Merely attending the annual meeting does not revoke your proxy.

Expenses

We will bear all expenses in connection with this solicitation, including the cost of preparing, printing and mailing proxy materials. Proxies may be solicited by directors, officers and other employees, by telephone or otherwise, without additional compensation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common stock and will reimburse those brokerage firms, nominees, custodians and fiduciaries and our transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

OUR COMPANY

We are engaged in two lines of business, the home improvement business and the consumer finance business. In our home improvement business, we manufacture or procure, design, sell and install custom quality, specialty home improvement products, including kitchen and bathroom cabinetry and cabinet refacing products, acrylic tub lines and wall surrounds, countertops, wood decks and related accessories. Our consumer finance business purchases retail installment obligations, or RIOs, from residential remodeling contractors throughout the United States, including RIOs originated by our own home improvement operations.

Our principal offices are located at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067, our telephone number is (214) 488-6300 and our website is www.ushomesystems.com. Our common stock is traded on the NASDAQ National Market under the symbol “USHS”.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our stockholders will vote on the election of five members to our board of directors at the annual meeting. Unless otherwise instructed, the proxy holders will vote their proxies for the five nominees named below. Each person will serve as a director until the next annual meeting or until a successor has been elected and qualified.

Each of the persons nominated for election to our board has agreed to stand for election, and, to the knowledge of the board, each of the nominees intends to serve the entire term for which election is sought. However, should any nominee become unable or unwilling to accept nomination or election, the proxies will be voted for a nominee designated by the present board, with the assistance of the nominating/corporate governance committee, to fill the vacancy, unless the board reduces the number of directors to eliminate the vacancy. At present, it is not anticipated that any nominee will be unable or unwilling to serve as a director. All nominees for director currently serve as directors of our company.

The board of directors recommends that stockholders vote “FOR” the nominees listed below.

Nominees for Director

Murray H. Gross, age 67, serves as our president and chief executive officer and the chairman of our board of directors, positions he has held since February 2001. He was elected to the board of directors in February 2001. He served as president and chief executive officer of U.S. Remodelers, one of our wholly owned subsidiaries, since its inception in January 1997 to December 24, 2003. Since December 24, 2003 he has served as executive vice president of U.S. Remodelers. Mr. Gross has over 46 years of experience in the home improvement industry.

Don A. Buchholz, age 77, was elected to our board of directors in June 2002, and serves as chairman of our compensation and nominating/corporate governance committees, and as a member of our audit committee. Mr. Buchholz is chairman of the board of directors of SWS Group, Inc., a publicly owned holding company with subsidiaries engaged in providing securities clearing, securities brokerage, investment banking and investment advisory services. He has served as director and chairman of the board of SWS Group, Inc. since August 1991.

D.S. Berenson, age 41, was elected to our board of directors in February 2001. He is managing partner for the Washington, D.C. office of Johanson Berenson LLP, where he maintains an international practice specializing in issues pertaining to the finance, construction and home improvement industries. He has been a partner with Johanson Berenson LLP since 1999 and has been engaged in the practice of law for the past 15 years. A frequent lecturer to contractors, manufacturers and trade associations, Mr. Berenson is the author of a six-volume series of books addressing the state and federal regulation of consumer credit sales.

Larry A. Jobe, age 66, has served as a member of our board of directors since June 2003 and is chairman of our audit committee and a member of our nominating/corporate governance and compensation committees. He is chairman of the board of Legal Network, Ltd., a company he co-founded in 1993. Legal Network, Ltd. provides litigation support, temporary support staff and contract attorneys to law firms and corporate legal departments. Mr. Jobe also serves as a director of SWS Group, Inc. and Mannatech, Inc. From 1973 to 1986, Mr. Jobe was the managing partner for the Dallas office of Grant Thornton LLP and served as its southwest regional managing partner from 1983 to 1991. He is a certified public accountant.

Kenneth W. Murphy, age 67, was elected to our board on July 15, 2004. He is a member of our compensation and audit committees. He served as president and a director of Mail Box Capital Corporation from August 1999 until September 2001 when Mail Box Capital Corporation was acquired by Alliance Data Systems, a public company. From 2001 to 2003, he served as the chief executive officer of the printing and mailing divisions of Alliance Data Systems. Since 2001, he has been the managing partner of Label Source, Ltd., a provider of labels and tabs for the mailing industry. Mr. Murphy has established and endowed an Entrepreneurial Scholarship and The Murphy Entrepreneurial Center at the University of North Texas.

Compensation of Directors

All of our directors, except for Murray H. Gross, are “non-employee directors.” Each of our non-employee directors receives an annual retainer of $15,000. The chairman of our audit committee receives an additional annual retainer of $5,000. The annual compensation is payment for each director’s attendance of up to eight meetings per year, including board and committee meetings. For each meeting attended by the non-employee directors over the annual eight meetings, each director will be paid $500. We reimburse our directors for expenses relating to attendance of meetings. We do not compensate employee directors for attendance at board of directors’ meetings or committee meetings. From time to time our directors have received stock option grants and restricted stock awards.

Each non-employee director is required to receive at least $5,000 of his annual retainer in the form of shares of our common stock to be issued under our 2004 Restricted Stock Plan (“Restricted Stock Awards”). Twenty-five percent (25%) of the cash compensation is paid each quarter. The $5,000 of Restricted Stock Awards shall be granted to each non-employee director on the first business day of each January, and the number of the Restricted Stock Awards shall be determined based on the closing sales price of our common stock on the grant date as quoted by the Nasdaq National Market System. The Restricted Stock Awards shall be granted with no restrictions except for restrictions specified under applicable state and federal securities laws for the issuance of unregistered securities.

Each director, at his option, may receive such additional Restricted Stock Awards in lieu of the cash compensation as he shall elect. If a director elects to receive additional Restricted Stock Awards in lieu of cash, we will grant to the director additional Restricted Stock Awards with a fair market value equal to the amount of cash compensation that the director elected to receive in Restricted Stock Awards plus an additional Restricted Stock Award equal to 25% of the amount of the Restricted Stock Awards granted to the director. This provision will also apply to the additional $5,000 to be received by the audit committee chairman.

CORPORATE GOVERNANCE

We manage our business under the direction of our board of directors. The board meets at least quarterly during the year to review significant developments and to act on matters requiring board approval. The board held five meetings during fiscal year 2005. Each director attended at least three-fourths of the total number of meetings of our board of directors sitting as a whole and all committees of our board.

The board has long been committed to sound and effective corporate governance practices. Three of the five nominees for election as directors of our board are independent, and our key committees are and will continue to be comprised solely of independent directors. We formed a nominating/corporate governance committee in 2003 to consider and recommend candidates for board vacancies, actively recruit qualified candidates, review and make recommendations regarding committee assignments and committee structure, and assist the board in developing and implementing corporate governance practices and policies.

The board adopted a comprehensive set of corporate governance guidelines, which addresses a number of important governance issues, including director independence, criteria for board membership, expectations regarding attendance and participation in meetings, committee responsibilities, authority of the board and certain committees to engage outside independent advisors as they deem appropriate, and annual board self-evaluation.

The board has also adopted and implemented formal charters setting forth the powers and responsibilities of the audit, compensation and nominating/corporate governance committees. As the Nasdaq Stock Market proposals continue to evolve, the board, under the direction of the nominating/corporate governance committee, will continue to assess the charters of each of these committees. All three of our charters and corporate governance guidelines may be viewed on the corporate governance page of our web site, www.ushomesystems.com.

Audit Committee

Our audit committee is comprised of three directors who are responsible for (1) selection of our independent registered public accounting firm, (2) reviewing and approving the scope of, and the fees for, the annual audit, (3) reviewing with the independent registered public accounting firm our accounting practices and policies, (4) reviewing with the independent registered public accounting firm their audit report, (5) reviewing with our chief financial officer and independent registered public accounting firm overall accounting, financial and internal controls, and (6) being available to the independent registered public accounting firm during the year for consultation purposes. Each of the members of the committee qualified as “independent” under the provisions of Section 10A of the Securities Exchange Act of 1934 and the rules of the SEC promulgated thereunder, as well as the Nasdaq Stock Market’s independence rules relating to audit committees. The audit committee held four meetings during fiscal year 2005. Our audit committee is comprised of Larry A. Jobe (chairman), Don A. Buchholz and Kenneth Murphy. Our board has determined that Larry A. Jobe is an “audit committee financial expert” as defined by Section 407 of the Sarbanes-Oxley Act of 2002 and SEC rules. Each audit committee member participated in person or by telephone in all of the meetings.

In discharging its oversight responsibility as to the audit process, the audit committee obtained from the independent registered public accounting firm a formal written statement confirming the absence of any relationships between the auditor and the company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The audit committee discussed with the independent registered public accounting firm any activities that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the registered public accounting firm’s independence. The audit committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the company’s internal controls over financial reporting. The committee reviewed with the independent registered public accounting firm their audit plan and audit scope and the independent registered public accounting firm’s examination of the financial statements. The audit committee is also responsible for reviewing compliance with the company’s code of ethics and business conduct policy, and for administering and enforcing the company’s accounting and auditing complaint procedures adopted in accordance with Section 301 of the Sarbanes-Oxley Act of 2002.

In November 2005, the audit committee approved the engagement of Grant Thornton LLP as the company’s independent registered public accounting firm for 2005.

Compensation Committee

Our compensation committee, which is comprised of three independent directors, determines the salaries of our executive officers, assists in determining the salaries of other personnel, administers the grant of awards under our 2000 Stock Compensation Plan and 2004 Restricted Stock Plan, and performs other similar functions. The compensation committee held two meetings during fiscal year 2005. Our compensation committee is comprised of Don A. Buchholz (chairman), Kenneth W. Murphy and Larry A. Jobe. All committee members participated in person or by telephone in all of the meetings.

Nominating/Corporate Governance Committee

Our nominating/corporate governance committee is comprised of two non-employee directors who meet the independence requirements of the Nasdaq Stock Market and is responsible for identifying individuals qualified to become members of the board, recommending to the board qualified director nominees to be proposed for election at the annual meeting of stockholders, recommending to the board directors to be appointed to the various committees of the board, and assisting the board in developing and implementing effective corporate governance practices and policies. The nominating/corporate governance committee held one meeting during fiscal year 2005. Our nominating/corporate governance committee is comprised of Don A. Buchholz (chairman) and Larry A. Jobe. All committee members were present at each meeting.

Director Qualifications and Nominating Procedures

The company’s corporate governance guidelines provide that the board should generally have from seven to nine directors, a substantial majority of whom must qualify as independent directors under the listing standards of the Nasdaq Stock Market. Criteria for board membership takes into account skills, expertise, integrity, diversity and other qualities that are expected to enhance the board’s ability to manage and direct the business and affairs of the company. In general, nominees for director should have an understanding of the workings of business organizations such as the company and senior level executive experience, as well as the ability to make independent, analytical judgments, the ability to be an effective communicator, and the ability and willingness to devote the time and effort to be an effective and contributing member of the board.

The nominating/corporate governance committee will, from time to time, seek to identify potential candidates for director nominees to sustain and enhance the composition of the board with the appropriate balance of knowledge, experience, skills, expertise and diversity. In this process, the committee will consider potential candidates proposed by other members of the board, by management or by stockholders, and the committee has the sole authority to retain a search firm to assist in this process, at the expense of the company. In considering candidates submitted by stockholders, the nominating/corporate governance committee will take into consideration the needs of the board and the qualifications of the candidate. Our nominating/corporate governance committee does not have a specific policy with respect to the consideration of any director candidates recommended by stockholders. Our board and the nominating/corporate governance committee believe that such a policy is unnecessary because they will consider all recommended director candidates without regard to the source of the recommendation.

Once a person has been identified by the nominating/corporate governance committee as a potential candidate, the committee, as an initial matter, may collect and review publicly available information regarding the person to assess whether the person should be considered further. Thereafter, if the committee determines that the candidate has potential, a more in-depth consideration would be undertaken. Generally, if the person expresses a willingness to be considered and to serve on the board and the committee believes that the candidate has the potential to be a good candidate, the committee would seek to gather information from or about the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and, as appropriate, conduct one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The nominating/corporate governance committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder. Since the last annual meeting, the nominating/corporate governance committee has not received a recommended nominee from a stockholder owning 5% or more of our common stock. Our nominating/corporate governance committee charter is available on our website at www.ushomesystems.com.

Stockholder Communications with Directors

The board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the board, any board committee or any chair of any such committee by mail or electronically. To communicate with the board of directors, any individual director or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the company “c/o Corporate Secretary” at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067. To communicate with any of our directors electronically, stockholders should use the following email address: rgoodner@ushomesystems.com.

STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

The following table sets forth certain information at April 21, 2006, regarding the beneficial ownership of our common stock of each person or group known by us to beneficially own 5% or more of our outstanding shares of common stock; each of our directors and executive officers; and all our executive officers and directors, as a group.

Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

	Shares Beneficially Owned(1)
	Number	Percent(3)
Executive Officers(2)
Murray H. Gross(4)(13)	528,747	6.5
Peter T. Bulger(5)	279,159	3.4
Steven L. Gross(6)	201,398	2.5
Robert A. DeFronzo(7)	62,480	*
Richard B. Goodner(8)	51,500	*

Non-Employee Directors(2)
Don A. Buchholz(9)(13)	585,723	7.2
D.S. Berenson(10)(13)	57,546	*
Larry A. Jobe(11)(13)	8,007	*
Kenneth W. Murphy(13)	5,594	*
James R. Ridings(12)	1,569	*

Non-Management Principal Stockholders(2)
SWS Group, Inc.	457,154	5.6
Austin W. Marxe(14)	541,347	6.6
David M. Greenhouse(14)	541,347	6.6
Directors and officers as a group (10 persons)(15)	1,781,723	21.3

*	Denotes less than 1% of the outstanding shares of common stock.
(1)	On April 21, 2006, there were 8,150,418 shares of common stock outstanding and no shares of preferred stock issued and outstanding.
(2)	Each person named below has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by the person, except as otherwise indicated below. Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.
(3)	In determining the percent of voting stock owned by a person on April 21, 2006, (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 8,150,418 shares of common stock outstanding on April 21, 2006, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.
(4)

Includes 434,566 shares of common stock held by About Face Limited, 20,000 shares which may be purchased by Mr. Gross upon exercise of stock options, 6,000 restricted shares of common stock awarded to Mr. Gross pursuant to the Company’s 2004 Restricted Stock Plan and 68,181 shares directly owned by

Mr. Gross. About Face Limited is a family limited partnership, the partners of which are Murray H. Gross and his wife Barbara Gross, each of whom own a 49.5% interest in the partnership. GP About Face Ltd. is the general partner of the partnership and owns a 1% interest in the partnership. Mr. Gross is the president of the general partner. Mr. Gross has sole investment and voting power over the shares of our common stock held by the partnership. Mr. Gross is our president, chief executive officer and chairman of our board of directors. Murray H. Gross is the father of Steven L. Gross. The address for Mr. Gross is 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, TX 75067.

(5)	Includes 241,690 shares of common stock held by Peter T. Bulger, 31,469 shares which may be purchased upon exercise of stock options and 6,000 restricted shares of common stock awarded to Mr. Bulger pursuant to the Company’s 2004 Restricted Stock Plan. Mr. Bulger is executive vice president and chief operating officer of our company.
(6)	Includes 124,866 shares of common stock held by Gross Family Trust, of which Steven L. Gross and his wife Susan M. Gross are co-trustees, 21,532 shares which may be purchased upon exercise of stock options, 5,000 restricted shares of common stock awarded to Mr. Gross pursuant to the Company’s 2004 Restricted Stock Plan and 50,000 shares owned directly by Mr. Gross. Steven L. Gross and Susan M. Gross are grantors of the trust and each has dispositive and voting power over the shares of our common stock held by the trust. Mr. Gross is executive vice president and chief marketing officer of our company.
(7)	Includes 34,480 shares of common stock held by Robert A. DeFronzo, 25,000 shares which may be purchased upon exercise of stock options and 3,000 restricted shares of common stock awarded to Mr. DeFronzo pursuant to the Company’s 2004 Restricted Stock Plan. Mr. DeFronzo is secretary, treasurer and chief financial officer of our company.
(8)	Includes 50,000 shares which may be purchased upon exercise of stock options and 1,500 restricted shares of common stock awarded to Mr. Goodner pursuant to the Company’s 2004 Restricted Stock Plan. Mr. Goodner is vice president-legal affairs and general counsel of our company.
(9)	Includes 50,000 shares held by Union Hill Investments, 78,569 shares owned by Mr. Buchholz and 457,154 shares of common stock held by SWS Group, Inc. of which Mr. Buchholz is the chairman of the board. Union Hill Investments is a general partnership, the partners of which are Don A. Buchholz, his wife, Ruth Buchholz, his adult son, Robert Buchholz and his adult daughter, Chrystine B. Roberts. Don A. Buchholz has voting and investment power with regard to the company’s shares of common stock owned by the partnership. Don A. Buchholz and his wife jointly own a one-third interest in the partnership and his son and daughter each own a one-third interest. Mr. Buchholz is a director of our company. The address for Mr. Buchholz and SWS Group, Inc. is 1201 Elm Street, Suite 3500, Dallas, TX 75202.
(10)	Includes 3,046 shares owned by Mr. Berenson and he beneficially owns 54,500 shares which includes 52,500 shares which may be purchased upon exercise of stock options and 2,000 shares held in a retirement account. Mr. Berenson is a director of our company.
(11)	Includes 7,007 shares owned by Mr. Jobe and 1,000 shares which are held in his IRA account.
(12)	Mr. Ridings, a current director of our company, has elected for personal reasons not to be a nominee for re-election to the board of directors.
(13)	Nominee for election as a director.
(14)	Messrs Marxe and Greenhouse share voting and investment power over 111,800 shares of common stock owned by Special Situations Caymen Fund, L.P., 34,618 shares of common stock owned by Special Situations Funds III, L.P., and 394,929 shares of common stock owned by Special Situations Fund III QP, L.P. Messrs Marxe and Greenhouse are controlling principals of AWN Investment Company, Inc., the general partner of and investment adviser to Special Situations Caymen Fund, L.P., Special Situations Fund III, L.P. and Special Situations Fund III QP, L.P. The business address for Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, New York 10022. This information is based on a Schedule 13-G filed by Messrs. Marxe and Greenhouse with the Securities and Exchange Commission on February 14, 2006.
(15)	Includes the beneficial ownership of certain shares by officers, directors and nominees for election as directors, shares of common stock which may be purchased by them upon exercise of stock options and restricted stock awards as disclosed in the foregoing footnotes.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the SEC require our executive officers and directors and persons who own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of ownership and timely file transaction reports covering any changes in ownership with the SEC. Executive officers, directors and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with all such reports they file.

Based solely on review of the copies of such reports that we have received and written representations that no other reports were required for such persons, we believe that all filing requirements applicable to our executive officers, directors and owners of more than 10% of our common stock were complied with.

Certain Relationships and Related Transactions

D.S. Berenson, a director of the company, is a partner in a law firm which we have retained to provide legal services in a variety of areas, including consumer financing. We made payments to the law firm during the year ended December 31, 2005 of approximately $160,000.

EXECUTIVE OFFICERS

The executive officers of our company, who are elected by our board of directors, and serve at its discretion, are as follows:

Name	Age	Position(s)
Murray H. Gross(1)	67	President, Chief Executive Officer, Chairman of the Board, and Director
Peter T. Bulger	46	Executive Vice President and Chief Operating Officer
Steven L. Gross	43	Executive Vice President and Chief Marketing Officer
Robert A. DeFronzo	51	Secretary-Treasurer and Chief Financial Officer
Richard B. Goodner	60	Vice President-Legal Affairs and General Counsel

(1)	The business experience of Mr. Gross is included under “Proposal One: Election of Directors—Nominees for Director.”

Peter T. Bulger serves as our executive vice president and chief operating officer, positions he has held since February 2001. He served as a vice president of U.S. Remodelers, Inc., one of our wholly-owned subsidiaries, from January 1997 to December 24, 2003 and served as U.S. Remodelers’ chief operating officer from June 1998 until December 24, 2003 when he was elected president and chief executive officer of U.S. Remodelers. He has 19 years of experience in the home improvement industry.

Steven L. Gross serves as our executive vice president and chief marketing officer, positions he has held since February 2001. He has been vice president of marketing of U.S. Remodelers since its inception in January 1997. He has 20 years experience in the home improvement industry. He is the son of Murray H. Gross.

Robert A. DeFronzo serves as our secretary, treasurer and chief financial officer, positions he has held since February 2001. He has been chief financial officer, secretary and treasurer of U.S. Remodelers since December 1997. He has 15 years of experience in the home improvement industry.

Richard B. Goodner has served as general counsel since June 2003 and as vice president—legal affairs since August 2003. From 1997 to June 2003, he was a partner in the Dallas, Texas office of Jackson Walker, L.L.P. He has practiced in the area of corporate and securities law for over 35 years and has represented numerous public and private companies in a range of general corporate and securities matters.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid to our chief executive officer and our other executive officers who received compensation in excess of $100,000 during the referenced periods. In this proxy statement, we refer to these five individuals as our “named executive officers.”

Summary Compensation Table

	Annual Compensation(1)			Long-Term Compensation Award
				Restricted Stock Awards (#)(2)	Value of Stock Awards ($)(3)	Securities Underlying Stock Options (#)
Name and Position	Year	Salary	Bonus
Murray H. Gross President, Chief Executive Officer and Chairman of the Board of Directors	2005 2004 2003	$325,202 320,643 283,852	$55,000 — 55,040	6,000 — —	35,100 — —	— — 20,000

Peter T. Bulger Executive Vice President and Chief Operating Officer	2005 2004 2003	$283,240 279,563 252,384	$255,231 123,042 55,040	6,000 — —	35,100 — —	— — —

Steven L. Gross Executive Vice President and Chief Marketing Officer	2005 2004 2003	$201,195 198,581 178,884	$204,184 98,433 45,867	5,000 — —	29,250 — —	— — —

Robert A. DeFronzo Secretary, Treasurer and Chief Financial Officer	2005 2004 2003	$204,562 200,700 157,520	$30,000 10,000 27,520	3,000 — —	17,550 — —	— — —

Richard B. Goodner(4) Vice President—Legal Affairs and General Counsel	2005 2004 2003	$179,375 170,376 63,920	$15,000 5,000 —	1,500 — —	8,775 — —	— — 50,000

(1)	The referenced individuals received personal benefits in addition to salary and bonuses. The aggregate amount of such personal benefits, however, did not exceed the lesser of $50,000 or 10% of their total annual salary and bonus.
(2)	The restricted stock awards as reflected in this column were awarded to the named executives on March 28, 2005. On the grant date the closing sale price of our common stock as quoted by Nasdaq National Market System was $5.85 per share. Each restricted stock award vests one-third on January 1, 2006, 2007 and 2008, respectively. Holders of restricted stock awards are entitled to receive any dividends declared and paid on such shares commencing on the date of grant.
(3)	The dollar value of the restricted stock awards was calculated by multiplying the number of restricted stock awards by $5.85 per share, the closing sale price of our common stock on March 28, 2005 as quoted by Nasdaq National Market System.
(4)	Mr. Goodner was employed as our general counsel on June 13, 2003 and elected as our vice president – legal affairs in August 2003.

Employment Agreements

We have an employment agreement with Murray H. Gross, our president, chief executive officer and chairman of the board of directors. The term of our employment agreement with Mr. Gross ends on December 31, 2006. The employment agreement will automatically be extended for an additional one year term unless either party notifies the other of its intent not to renew the agreement on or before November 30, 2006. If the employment agreement is terminated by us for just cause or by Mr. Gross without good reason, Mr. Gross will not be entitled to severance pay. If the employment agreement is terminated by us without just cause or by Mr. Gross with good reason, which includes a change in our control, Mr. Gross will be entitled to severance pay in a lump sum amount equal to the greater of the remainder of the term of the agreement then in effect or one year’s base salary as then in effect. If at the time of Mr. Gross’ death his employment agreement is in effect and Mr. Gross is married, we are obligated to pay Mr. Gross’ widow in a lump sum an amount of cash equal to one year’s salary. We also pay the annual premiums to provide Mr. Gross’ beneficiaries with $1,250,000 of life insurance benefits. If we terminate Mr. Gross’ employment as a result of his disability, Mr. Gross will be entitled to receive an amount equal to the difference between his salary at the date of termination and any disability compensation received by him for a two year period. Mr. Gross is entitled to receive bonuses and other incentive compensation as determined by our compensation committee. The employment agreement contains provisions related to confidentiality and non-competition.

Pursuant to Mr. Gross’ employment agreement, Mr. Gross may resign from his employment with us and convert his employment agreement into a consulting agreement at any time after he attains the age of 68 until September 1, 2009. The terms of the consulting agreement are similar to Mr. Gross’ employment agreement, except that the consulting agreement will be for a two year term and his compensation thereunder will equal 70% of his salary on the day of his resignation.

We also have employment agreements with each of Peter T. Bulger, Steven L. Gross, Robert A. DeFronzo and Richard B. Goodner. Our employment agreements with these executive officers are for a one-year initial term; provided that six months prior to the first anniversary of the employment agreement, and each anniversary thereafter, the employment agreement will automatically be extended for an additional year unless we notify the executive officer of our intent not to extend the agreement. If an executive’s employment agreement is terminated by us for cause or by the executive without good reason, the executive will not be entitled to severance pay. If we terminate the executive without cause, the executive will be entitled to severance pay equal to one year’s salary. If we terminate the executive as a result of his disability, the executive will be entitled to receive an amount equal to the difference between his salary at the date of termination and any disability compensation received by him for a one-year period. If at the time of the executive’s death his employment agreement is in effect and the executive is married, we are obligated to pay the executive’s widow in a lump sum an amount of cash equal to one year’s salary. If the executive terminates his employment with us for good reason or within one year of a change in our control, he will be entitled to severance pay equal to one year’s salary. Our executives are entitled to receive bonuses and other incentive compensation as determined by our compensation committee. The employment agreements contain provisions related to confidentiality and non-competition.

Cash Bonus Plan

We have an executive cash bonus plan which recognizes and rewards contributions made to us by certain executive officers and key management. The bonus plan is administered by our compensation committee, who, each fiscal year selects the executive officers and key management eligible to receive bonus awards under the plan for the current or subsequent fiscal years. The compensation committee determines the amount of the cash bonus pool available for distribution for the fiscal year. The cash bonus pool available for distribution may be a designated amount or an amount equal to a percentage (as determined by the compensation committee) of our pre-tax profit for the applicable fiscal year. Each participant in the bonus plan shall receive a quarterly draw against his awarded annual bonus. The bonus plan contains provisions that address the availability of bonuses and payment procedures for eligible participants in the plan whose employment with us is terminated during a given fiscal year.

Option Grants in Last Fiscal Year

There were no individual grants of stock options to the named executives during the fiscal year ended December 31, 2005.

Option Exercise and Holdings

The following table sets forth information regarding the exercise of stock options by the named executives during 2005 and the exercisable and unexercisable stock options held as of December 31, 2005 by these officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Option Granted			Value of Unexercised In-The-Money Options
			Exercisable		Unexercisable	Exercisable	Unexercisable(1)
Murray H. Gross	—	—	118,332	(2)(3)	6,668	$268,365	$7,135
Peter T. Bulger	—	—	75,000	(4)(5)	—	$208,500	$—
Steven L. Gross	—	—	50,000	(4)(6)	—	$139,000	$—
Robert A. DeFronzo	—	—	25,000	(4)	—	$69,500	$—
Richard B. Goodner	—	—	37,500	(7)	12,500	$—	$—

(1)	Value of unexercised in-the-money options at December 31, 2005, is calculated based on the fair market value of our common stock on December 31, 2005 of $6.38 per share less the option exercise price. Under SEC rules, an option was “in-the-money” on December 31, 2005 if the exercise price was less than $6.38.
(2)	The exercise price of options to purchase 105,000 shares is $3.96 per share and the exercise price to purchase 20,000 shares is $5.31. Options granted to Murray Gross to purchase 105,000 shares expire on April 23, 2006, and options to purchase 20,000 shares expire on January 10, 2013.
(3)	On March 28, 2006, Mr. Gross exercised options to purchase 36,819 shares and on March 29, 2006 he exercised options to purchase 68,191 shares at an exercise price of $3.96 per share.
(4)	The exercise price of these options is $3.60 per share. The options expire on April 23, 2011.
(5)	On April 3, 2006, Mr. Bulger exercised options to purchase 75,000 shares at $3.60 per share.
(6)	On April 6, 2006 Mr. Gross exercised options to purchase 50,000 shares at $3.60 per share.
(7)	The exercise price of these options is $7.49 per share. The options expire on June 13, 2013.

Equity Compensation Plans

The following table provides information as of December 31, 2005 with respect to our common shares issuable under equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders:
2000 Stock Compensation Plan(1)(2)(3)	634,729	$4.86	850,919
2004 Restricted Stock Plan(4)	56,434	$—	443,566
Equity compensation plans not approved by security holders	—	—	—

Total	691,163	$4.86	1,294,132

(1)	Our 2000 Stock Compensation Plan allows for the granting of share options to employees, directors and advisors.
(2)	Excludes 16,250 outstanding share options assumed in connection with the merger of U.S. Remodelers with us in 2001 at a weighted average exercise price of $8.90. We do not intend to issue any additional options under the assumed plans.
(3)

On June 2, 2002, our stockholders approved an amendment to the 2000 Stock Compensation Plan, or the 2000 Plan. The 2000 Plan was originally approved by our stockholders on January 12, 2001. The 2000 Plan initially limited the maximum number of shares of common stock in respect to which options may be granted under the 2000 Plan to 10% of our outstanding common stock, up to 3,000,000 shares. Pursuant to the amendment, approved by the stockholders, the maximum number of shares of common stock in respect to which options may be granted is 3,000,000 shares without limitation, and the number of shares in respect of which options may be granted to any one person under the 2000 Plan is 300,000 shares during any single calendar year. Subsequent to the stockholders approval of the 2000 Plan amendment, our board of directors approved restricting the number of shares available for options under the 2000 Plan to 20% of the outstanding shares of common stock of the company. The board retained the authority to increase the number of shares available for options under the 2000 Plan up to a maximum of 3,000,000 shares from time to time as may be necessary in the future to provide ample shares for options under the 2000 Plan for our employees, directors and advisors.

(4)	The stockholders approved the 2004 Restricted Stock Plan at the Annual Meeting of Stockholders held on July 15, 2004. Pursuant to this plan, our employees and directors may be granted restricted stock awards under such terms as determined by our Compensation Committee. The Compensation Committee is authorized to grant up to a maximum of 500,000 restricted stock awards for our common stock under this Plan.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee consists of three directors who are not officers or employees of the company or of any of its affiliates. The compensation committee establishes the salaries and other compensation for executive officers, including the company’s chief executive officer and the other named executive officers. The compensation committee also administers the company’s 2000 Stock Compensation Plan and 2004 Restricted Stock Awards Plan.

Philosophy.    The philosophy of the compensation committee as it relates to executive compensation is that the chief executive officer and other executive officers should be compensated at competitive levels sufficient to attract, motivate and retain talented executives who are capable of leading the company in achieving its business objectives in an industry facing increasing regulation, competition and change, while aligning the compensation of senior management with the long-term interests of stockholders.

Salary.    Annual compensation for senior management consists of base salary and, when appropriate, bonus compensation. The basic terms of employment of each named executive officer are described under “Executive Compensation—Employment Agreements”. Salary levels of executives are reviewed and normally adjusted annually, and any bonuses are normally awarded annually. In determining appropriate salaries, the compensation committee considers: (1) the chief executive officer’s recommendations as to compensation for all other executive officers; (2) the scope of responsibility, experience, time in position and individual performance of each officer, including the chief executive officer; and (3) compensation levels at institutions of comparable size and complexity. The compensation committee’s analysis is a subjective process that utilizes no specific weighting or formula of the aforementioned factors in determining executives’ base salaries. The compensation committee also reviewed and considered the base salaries of the company’s executive officers in light of the base salaries paid to companies in the company’s peer group.

On November 7, 2005 the compensation committee approved salary increases for the company’s named executives as follows:

Executive	2005 Salary	Amount of Annual Increase	2006 Salary
Murray H. Gross	$325,500	$16,275	$341,775
Peter T. Bulger	$283,500	$14,175	$297,675
Steven L. Gross	$201,380	$10,069	$211,449
Robert A. DeFronzo	$204,750	$10,238	$214,988
Richard B. Goodner	$183,750	$9,188	$192,938

Bonuses.    The compensation committee considers bonus compensation to be a motivational method for encouraging and rewarding outstanding individual performance, as well as the overall performance of the company. Awards under the company’s cash bonus plan are recommended to the board of directors by the compensation committee based primarily upon: (1) the overall performance of the company, including the company’s performance versus its business plan; (2) the performance of the individual officer; and (3) the recommendation of the chief executive officer. The purpose of the cash bonus plan is to provide a special incentive to each executive to maximize his or her individual performance and the overall performance of the company. For most senior officers, bonus-to-salary ratios are sufficiently high to provide meaningful incentives to accomplish these objectives. In 2005, the company’s executive officers earned bonuses totaling approximately $559,000.

Option and Restricted Stock Grants.    The compensation committee also considers stock option and restricted stock grants to be an important motivational method for encouraging outstanding performance, especially for senior officers. The compensation committee believes that stock options and restricted stock awards provide management with a direct interest in the value of the common stock of the company, thus aligning the interests of management with those of stockholders. In 2005, the compensation committee did not grant any options to purchase the company’s common stock to executive officers. In 2005 21,500 restricted stock awards were granted to our executive officers. Each of our named executive officers holds options to purchase common stock of the company.

Chief Executive Officer’s Compensation.    In keeping with the general compensation philosophy outlined above, our chief executive officer’s base salary was established to place emphasis on incentive compensation while remaining competitive with others in our industry. The compensation committee reviewed the performance of the chief executive officer and the results of operations of the company during 2005 to determine the bonus portion of his annual compensation. Murray H. Gross, our chief executive officer, is subject to the same bonus plan as the other executive officers. In determining Mr. Gross’ compensation, the compensation committee considered Mr. Gross’ performance, his compensation history and other subjective factors in light of our financial results over the last completed fiscal year. The compensation committee believes that the total compensation package is commensurate with the compensation paid to the chief executive officers of corporations in similar lines of business after adjustment to compensate for differences in the size, business mix and geographic area of the companies reviewed. On November 7, 2005, the compensation committee approved an increase of Mr. Gross’ annual salary from $325,500 to $341,775 and approved a discretionary bonus of $55,000.

Section 162(m).    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly traded company for compensation in excess of $1 million paid to the company’s chief executive officer and its four other most highly compensated executive officers. Some types of compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. In general, the company structures and administers its 2000 Stock Compensation Plan in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the company’s 2000 Stock Compensation Plan or 2004 Restricted Stock Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the compensation committee believes such payments are appropriate and in the best interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Submitted by the compensation committee

of the board of directors

Don A. Buchholz, Chairman

Kenneth Murphy

Larry A. Jobe

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee of our board of directors are named above under “Corporate Governance—Compensation Committee”. None of our executive officers serves as a member of the compensation committee of, or as a director of, another entity, of which any members of our compensation committee is an executive officer.

AUDIT COMMITTEE REPORT

The board of directors maintains an audit committee, acting pursuant to a written charter adopted by the board of directors, comprised of three non-employee directors of our company, who are independent, as that term is used under the applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market. The audit committee charter may be viewed on the corporate governance page of the company’s website at www.ushomesystems.com. Our board of directors has determined that Larry A. Jobe, chairman of the audit committee, qualifies as an “audit committee financial expert” under current regulations. The audit committee believes that the audit committee’s current member composition satisfies the requirements of the Sarbanes-Oxley Act of 2002, the recently enacted rules of the Securities and Exchange Commission and the current listing standards of the Nasdaq Stock Market that govern audit committee composition.

The audit committee assists the board of directors in its oversight responsibilities and, in particular, is responsible for (1) monitoring the integrity of the company’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance, (2) selecting and appointing the company’s independent registered public accounting firm and monitoring their independence and performance, pre-approving all audit and non-audit services to be provided, consistent with all applicable laws, to the company by the company’s independent registered public accounting firm, and establishing the fees and other compensation to be paid to the independent registered public accounting firm, and (3) establishing procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submission by the company’s employees, regarding accounting, internal controls or audit related matters.

Management is responsible for the company’s financial reporting process, including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The company’s independent registered public accounting firm is responsible for auditing those financial statements. The audit committee’s responsibility is to monitor and review these processes. It is not the duty or responsibility of the audit committee to conduct auditing or accounting reviews or procedures. Members of the audit committee are not employees of the company. We are not and do not represent ourselves to be, or to serve as, accountants or auditors by profession, or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in their report on the company’s financial statements.

Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that the company’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards or that our company’s independent registered public accounting firm is in fact “independent.”

We have reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. Management represented to us that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The company’s independent registered public accounting firm also provided us with the written disclosures required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” and we discussed with the independent registered public accounting firm that firm’s independence.

Following our discussions with management and the independent registered public accounting firm, we recommended that the board of directors include the audited consolidated financial statements in the company’s annual report on Form 10-K for the year ended December 31, 2005.

Submitted by the audit committee

of the board of directors

Larry A. Jobe, Chairman

Don A. Buchholz

Kenneth Murphy

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee pre-approves the audit fees and services provided by our independent registered public accounting firm. This committee also reviews any factors that could impact the independence of our independent registered public accounting firm in conducting the audit and receives certain representations from our independent registered public accounting firm towards that end.

Grant Thornton LLP audited our financial statements for the fiscal years ended December 31, 2003, 2004 and 2005. Representatives of Grant Thornton LLP, our independent registered public accounting firm, will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The following table summarizes the fees paid or payable to Grant Thornton LLP and Ernst & Young LLP, or E&Y, for services rendered for the fiscal years ended December 31, 2005 and 2004.

	E&Y(1)		Grant Thornton		Total
Type of Service	2005	2004	2005	2004	2005	2004
Audit Services	$—	$153,733	$215,467	$326,168	$215,467	$479,901
Audit-Related Services	—	—	—	17,342	—	17,342
Tax Compliance/Preparation Services	—	18,665	168,996	130,380	168,996	149,045
Tax-Related Services	—	—	—	—	—	—

Total Fees	$—	$172,398	$384,463	$473,890	$384,463	$646,288

(1)	Ernst & Young audited our financial statements for the fiscal years ended December 31, 2001 and 2002. The fees paid to E&Y during 2004 were primarily for audit services relating to our financial statements in the registration statement we filed with the SEC for a secondary offering of securities which we completed in June 2004.

Audit Services include financial statement audits, comfort letters, attest services, consents, and review of filings with SEC.

Audit-Related Services include due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews and consultation on financial accounting and reporting standards.

Tax Compliance/Preparation Services include preparation of original and amended tax returns, claims for refunds and tax payment-planning services.

Tax-Related Services include due diligence related to mergers and acquisitions and consultation on tax related matters.

STOCK PERFORMANCE GRAPH

Set forth below is a graph comparing the cumulative total stockholder return on our common stock against the cumulative total return of the Nasdaq Market Index and an index comprised of Special Trade Contractors (SIC Code #1799) that are traded on the Nasdaq National Market and Nasdaq Small Cap Market, assuming dividend reinvestment for the five-year period ended December 31, 2005.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a stockholder proposal in its proxy statement for the purpose of an annual or special meeting. Pursuant to the rule, in order for a stockholder proposal to be considered for inclusion in the proxy statement for the 2007 annual meeting of stockholders of the company, a proposal must be received at our principal executive offices on the date in the year 2007 that corresponds to the date that is not less than 120 calendar days before the date that this proxy statement was released to stockholders in connection with the 2006 annual meeting. However, if the date of the 2007 annual meeting of stockholders changes by more than 30 days from the date of the 2006 meeting, the deadline is a reasonable time before we begin to print and mail proxy materials. Any such proposal must meet the applicable requirements of the Exchange Act and the rules and regulations thereunder.

OTHER MATTERS

At the date of this proxy statement, we know of no other matters, other than those described above, that will be presented for consideration at the annual meeting. If any other business should come before the meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of our company and our stockholders.

The Annual Report to Stockholders of the company for the fiscal year ended December 31, 2005 is being mailed to stockholders of record on the record date concurrently with the mailing of this proxy statement. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

If you would like a copy of our 2005 Annual Report on Form 10-K, including the financial statements and schedules thereto, please send a written request to:

Richard B. Goodner, Vice President—Legal Affairs U.S. Home Systems, Inc. 405 State Highway 121 Bypass Building A, Suite 250 Lewisville, Texas 75067 214-488-6324

In order to ensure timely delivery of the Annual Report, we should receive your request no later than five business days prior to the annual meeting.

You are urged to sign and return your proxy promptly in the enclosed envelope to make certain your shares will be represented at the annual meeting.

By Order of the Board of Directors,

/s/ Robert A. DeFronzo
Robert A. DeFronzo
Secretary

April 28, 2006

U.S. Home Systems, Inc.

ANNUAL MEETING

June 2, 2006

The undersigned hereby (i) acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 28, 2006 of U.S. Home Systems, Inc. (the “Company”) to be held at 405 State Highway 121 Bypass, Building A, Suite 250, Lewisville, Texas 75067 at 10:00 a.m., Central Daylight time on Friday, June 2, 2006; and (ii) appoints Murray H. Gross and Robert A. DeFronzo, with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the meeting and at any adjournment thereof, and the undersigned directs that the shares represented by this proxy be voted as shown on the reverse side of this card.

Dated: 2006
(Sign Here)

(Print Name and Title, if applicable)

Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer. Please date, sign and mail this Proxy in the enclosed envelope. No postage is required.

P R O X Y

U.S. Home Systems, Inc.

ANNUAL MEETING

June 2, 2006

The shares represented by this Proxy, when properly executed, will be voted in the manner described herein by the executing stockholder.

1.	The election of the following persons to serve on the Board of Directors:			2.	In the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof:

					☐ FOR	☐ AGAINST	☐ ABSTAIN
	Murray H. Gross	☐ FOR	☐ WITHHOLD AUTHORITY
	D.S. Berenson	☐ FOR	☐ WITHHOLD AUTHORITY
	Don A. Buchholz	☐ FOR	☐ WITHHOLD AUTHORITY
	Larry A. Jobe	☐ FOR	☐ WITHHOLD AUTHORITY
	Kenneth W. Murphy	☐ FOR	☐ WITHHOLD AUTHORITY

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby revokes any proxy or proxies heretofore given to vote or act with respect to such common stock and hereby ratifies and confirms all that the proxies appointed herein, their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

P R O X Y